UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2012

MagnaChip Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o MagnaChip Semiconductor S.A., 74, rue de Merl, B.P. 709, L-2017 Luxembourg, Grand Duchy of Luxembourg		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (352) 45-62-62

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

MagnaChip Semiconductor Corporation (the “Company”) held its 2012 Annual Meeting of Stockholders on May 30, 2012. On the record date of April 12, 2012, there were 36,880,879 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The number of shares of common stock present at the meeting, in person or by proxy, was 34,887,795, or 94.59% of the outstanding shares.

At the meeting, the following proposals were submitted to a vote of our stockholders, with the final voting results indicated below:

Proposal 1 – Election of Directors. Our stockholders elected the following two Class I directors to hold office for a term of three years and until their respective successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Ilbok Lee	32,483,081	378,140	2,026,574
R. Douglas Norby	31,631,446	1,229,775	2,026,574

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers. Our stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in the Company’s 2012 proxy materials.

For	Against	Abstained	Broker Non-Votes
32,524,966	325,228	11,027	2,026,574

Proposal 3 – Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation. Our stockholders voted, on an advisory basis, regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers. “3 Years” received the most votes.

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
7,181,134	93,885	25,480,387	105,815	2,026,574

Consistent with these results, on June 4, 2012, the Company’s board of directors determined that a stockholder vote on the compensation of the Company’s named executive officers shall occur with the frequency of every three years until the next required advisory vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2018.

Proposal 4 – Ratification of the Appointment of Samil PricewaterhouseCoopers. Our stockholders ratified the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for our fiscal year ending December 31, 2012.

For	Against	Abstained
34,872,290	9,247	6,258

There were no broker non-votes with respect to Proposal 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNACHIP SEMICONDUCTOR CORPORATION

Dated: June 4, 2012	By:	/s/ John McFarland
John McFarland
Executive Vice President, General Counsel and Secretary